                                 EXHIBIT 99.2

                     SOLICITATION AND MARKETING MATERIALS

                             CHESTER BANCORP, INC.

                         PROPOSED HOLDING COMPANY FOR


                           CHESTER SAVINGS BANK, FSB

                                   TO BECOME

          CHESTER NATIONAL BANK AND CHESTER NATIONAL BANK OF MISSOURI

                               CHESTER, ILLINOIS



                            STOCK MARKETING PROGRAM


                   [LOGO OF EVEREN SECURITIES APPEARS HERE]


                            EVEREN Securities, Inc.
                         77 W. Wacker Dr. - 31st Floor
                            Chicago, IL  60601-1694
                                (800) 346-6616

                          STOCK MARKETING PROGRAM FOR
                             CHESTER BANCORP, INC.

                               Table of Contents
                               -----------------



             I.     Press Releases
                    A.  Explanation
                    B.  Schedule
                    C.  Distribution List
                    D.  Press Release Examples


            II.     Advertisements
                    A.  Explanation
                    B.  Media Schedule
                    C.  Examples


           III.     Question & Answer Brochure
                    A.  Explanation
                    B.  Method of Distribution
                    C.  Examples


            IV.     Marketing Pieces


             V.     Subscription and Direct Community Offering Stock Order Form


            VI.     Certification Form


           VII.     Proxygram


          VIII.     Investor Meeting Script and Slide Show*



             * To be filed by amendment, as applicable.

                              I.  PRESS RELEASES

A.Explanation

             In an effort to provide customers, community members, and other interested investors with prompt, accurate information in a simultaneous manner, EVEREN Securities advises Chester Savings to forward press releases to area newspapers, major newspapers, major news services, and thrift industry publications at various points during the conversion process.

             Only press releases approved by Conversion Counsel and filed with the OTS will be forwarded for publication in any manner.


B.Schedule

        1. Plan of Conversion adopted by Chester Savings. (Note: Legal notice already published.)

        2.     Conversion Application filed with Office of Thrift Supervision
               (OTS). (Note:  Legal notice will be published upon filing.)

        3.     OTS Approval of Conversion

        4.     Close of Stock Offering


C.Distribution List

                               MAJOR NEWSPAPERS
                               ----------------

                           The Wall Street Journal.
                           ------------------------
                           One South Wacker Drive, 21st Floor
                           Chicago, Illinois  60606
                           Jeff Taylor/News Desk
                           (312) 750-4100
                           Fax:  750-4153

                           National Mortgage News
                           ----------------------
                           212 West 35th Street, 13th Floor
                           New York, New York  10001
                           Stan Strachan
                           (212) 563-4008
                           Fax:  564-8879

                           American Banker
                           ---------------
                           53 West Jackson, #230
                           Chicago, Illinois  60604-3607
                           Steve Klinkerman
                           (312) 629-0264
                           Fax:  939-4925

                           American Banker
                           ---------------
                           One State Street Plaza - 26th Floor
                           New York, NY 10004
                           Daniel Kaplan
                           (212) 803-8423
                           Fax: (212) 843-9600


                              MAJOR NEWS SERVICES
                              -------------------

                           Dow Jones News Service
                           200 Liberty Street, 12th Floor
                           New York, New York  10281-1003
                           Peter Rooney
                           (212) 416-2471
                           FAX:  416-4008

                           Associated Press
                           50 Rockefeller Plaza, 5th Floor
                           New York, New York  10020-1666
                           Rob Wells
                           Fax:  (212)621-1679


                         THRIFT INDUSTRY PUBLICATIONS
                         ----------------------------

                           SNL Securities, L.P.
                           410 East Main Street
                           P.O. Box 2124
                           Charlottesville, Virginia  22902
                           Brian Hester
                           (804) 977-1600
                           Fax:  977-4466


                              LOCAL PUBLICATIONS
                              ------------------

                           [Chester Savings to provide]

D. Example #1                                              FOR IMMEDIATE RELEASE
                                                           ---------------------
                                                     Contact:  Edward K. Collins
                                                       Telephone: (618) 826-5038


                             CHESTER BANCORP, INC.
                             ---------------------
                         PROPOSED HOLDING COMPANY FOR
                         ----------------------------

                           CHESTER SAVINGS BANK, FSB
                           -------------------------

                         RECEIVES STOCK SALE APPROVAL
                         ----------------------------


     Chester, Illinois - ([ ] , 1996) Michael W. Welge, Chairman of the Board of Chester Savings Bank, FSB in Chester, Illinois ("Chester Savings" or the "Savings Bank"), announced today that Chester Savings has received approval from the Office of Thrift Supervision to convert from a federally chartered mutual savings bank to a federally chartered stock savings bank, subject to approval by the Savings Bank's members. Following the conversion Chester Savings intends to reorganize into commercial banks to be named Chester National Bank and Chester National Bank of Missouri. Under the plan of conversion, Chester Bancorp, Inc. ("Chester Bancorp"), a Delaware corporation formed by Chester Savings to act as its holding company, will offer between 1,317,500 and 1,782,500 newly issued shares of common stock at a price of $10.00 per share. Depositors and certain borrowers of Chester Savings and the tax-qualified employee stock benefit plans of Chester Savings will have priority rights to subscribe for stock through a Subscription Offering that is expected to close on [ ] [ ], 1996. A notice of special meeting and proxy statement and a prospectus describing the plan of conversion and Chester Bancorp's stock offering will be mailed to each eligible subscriber on or about [ ] [ ], 1996. After the Subscription Offering, shares may be offered to the general public, subject to availability and after satisfaction of purchase orders submitted in the Subscription Offering, in a Direct Community Offering to be managed by EVEREN Securities, Inc. Chester Bancorp's common stock that is not sold in the

                                    More ...

Page Two
Chester Bancorp, Inc.
[       ] [  ], 1996

Subscription Offering and Direct Community Offering is expected to be sold in an extension of the Direct Community Offering and/or an underwritten Public Offering.

     As a result of the conversion, Chester Savings will become a stock savings bank and will be structured in the same corporate form as commercial banks and most savings institutions. According to Mr. Welge, "Our day-to-day operations will not change as a result of the conversion. The additional capital to be raised as a result of the conversion will allow us to continue to expand and enhance our customer services and complete our plans to become a commercial bank."

     Customers with questions concerning the stock offering should call the Conversion Center at (618) [ ] and ask for an EVEREN Securities, Inc. representative. Copies of the Prospectus may be obtained from any Conversion Center representative.










          THE COMMON STOCK OF CHESTER BANCORP, INC. IS NOT A DEPOSIT
            OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.


THIS PRESS RELEASE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO
  BUY THE COMMON STOCK OF CHESTER BANCORP, INC.  THE OFFER IS MADE ONLY BY THE
                                  PROSPECTUS.



                                  ##########

D.Example #2                                               FOR IMMEDIATE RELEASE
                                                           ---------------------
                                                     Contact:  Edward K. Collins
                                                       Telephone: (618) 826-5038



                        CHESTER BANCORP, INC. COMPLETES
                        -------------------------------
                             INITIAL STOCK OFFERING
                             ----------------------



     Chester, Illinois - ([ ] [ ], 1996) Michael W. Welge, Chairman of the Board of Chester Savings Bank, FSB ("Chester Savings"), announced today that Chester Savings' newly formed holding company, Chester Bancorp, Inc. ("Chester Bancorp") has completed its initial stock offering in connection with Chester Savings'
conversion from mutual form to stock ownership. In the stock offering, [       ]
shares of Chester Bancorp common stock were sold at $10.00 per share.


     Chester Savings' plan of conversion to the stock form of ownership was approved by Chester Savings' members at a Special Meeting that was held on
[       ], 1996.


     Chester Bancorp and Chester Savings intend to use the net proceeds of the offerings to reduce or repay outstanding reverse repurchase agreements, to expand the investment and lending activities of Chester Savings, and to fund tax payments associated with the Savings Bank's plan to reorganize as commercial banks to be named Chester National Bank and Chester National Bank of Missouri.



                                    More...

Page Two
Chester Bancorp, Inc.
[       ] [  ], 1996



     Mr. Welge expressed his appreciation to the community for its response to the stock offering. He noted that Chester Savings looks forward to enhancing its ability to serve the needs of its customers and its community as a result of its conversion to a stock savings bank. Chester Bancorp common stock is expected to
begin trading on The Nasdaq National Market/SM/ on or about [      ] [ ], 1996
under the symbol "CNBI". EVEREN Securities, Inc., which served as marketing agent in the Subscription [and Direct Community] Offering, has indicated its intention to act as a market maker in Chester Bancorp common stock when trading commences.



          THE COMMON STOCK OF CHESTER BANCORP, INC. IS NOT A DEPOSIT
            OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.


THIS PRESS RELEASE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO
 BUY THE COMMON STOCK OF CHESTER BANCORP, INC.  THE OFFER IS MADE ONLY BY THE
                                  PROSPECTUS.


                                  ##########

                              II. ADVERTISEMENTS



A.   Explanation


     The intended use of the attached advertisement "A" is to serve as a notice to Chester Savings' customers and members of the local community that the conversion offering is underway.


     The intended use of advertisement "B" is to remind Chester Savings' customers and other prospective investors of the closing date of the Subscription and Direct Community Offering.



B.   Media Schedule


     1. Advertisement A - As appropriate, to be run immediately following OTS approval (and SEC effectiveness) and periodically thereafter in local and/or regional newspapers.


     2. Advertisement B - As appropriate, to be run during the last week of the Subscription [and Direct Community] Offering in local and/or regional newspapers.


     EVEREN Securities, Inc. may recommend that more advertisements be run in order to remind customers and community members of the close of the Subscription [and Direct Community] Offering.


     Alternatively, EVEREN Securities, Inc. may, depending upon the response from the customer base, recommend fewer or no advertisements be run. All advertisements must be cleared by Conversion Counsel to Chester Savings and filed with the OTS prior to use.


C.   Examples


     Advertisement  A


     Advertisement  B

Advertisement A



   ---------------------------------------------------------------------------

                             CHESTER BANCORP, INC.



        Customers of Chester Savings Bank, FSB have the opportunity to become charter stockholders in Chester Bancorp, Inc. (the proposed holding company for Chester Savings Bank, FSB, to become Chester National Bank and Chester National Bank of Missouri). The shares are being offered directly by Chester Bancorp, Inc., with the assistance of EVEREN Securities, Inc.


           A PROSPECTUS RELATING TO THE SHARES MAY BE OBTAINED FROM ANY CONVERSION CENTER REPRESENTATIVE AT CHESTER SAVINGS'
                            MAIN OFFICE, LOCATED AT:


                           CHESTER SAVINGS BANK, FSB
                               1112 STATE STREET
                            CHESTER, ILLINOIS  62233

                                      OR,

           CALL THE CONVERSION CENTER AT (618) [  ], AND ASK TO SPEAK WITH
                  AN EVEREN SECURITIES, INC. REPRESENTATIVE.



           The common stock of Chester Bancorp, Inc. is not a deposit or account and is not federally insured or guaranteed.


           This announcement is neither an offer to sell nor a solicitation of an offer to buy the common stock of Chester Bancorp, Inc.
                   The offer is made only by the Prospectus.

   ---------------------------------------------------------------------------

Advertisement B



   ---------------------------------------------------------------------------

                                 CUSTOMERS OF
                           CHESTER SAVINGS BANK, FSB

                [  :00  .M.] ON [      ], 1996 IS THE DEADLINE
                   TO ORDER STOCK FROM CHESTER BANCORP, INC.



        Customers of Chester Savings Bank, FSB have the opportunity to become charter stockholders in Chester Bancorp, Inc. (the proposed holding company for Chester Savings Bank, FSB, to become Chester National Bank and Chester National Bank of Missouri) by purchasing newly issued shares of its common stock. The shares are being offered directly by Chester Bancorp, Inc., with the assistance of EVEREN Securities, Inc.


           A PROSPECTUS RELATING TO THE SHARES MAY BE OBTAINED FROM ANY
               CONVERSION CENTER REPRESENTATIVE AT CHESTER SAVINGS'
                            MAIN OFFICE, LOCATED AT:


                           CHESTER SAVINGS BANK, FSB
                               1112 STATE STREET
                            CHESTER, ILLINOIS  62223

                                      OR,

          CALL THE CONVERSION CENTER AT (618) [  ] AND ASK TO SPEAK WITH AN
                    EVEREN SECURITIES, INC. REPRESENTATIVE.



           The common stock of Chester Bancorp, Inc. is not a deposit or account and is not federally insured or guaranteed.


         This announcement is neither an offer to sell nor a solicitation of an offer to buy the common stock of Chester Bancorp, Inc.
                   The offer is made only by the Prospectus.


   -----------------------------------------------------------------------------

                       III.  QUESTION & ANSWER BROCHURE



A.   Explanation


     The Question & Answer brochure is an essential marketing tool in any conversion. It serves to answer some of the most commonly asked questions in plain, everyday language. Although most of the answers are taken verbatim from the Notice of Special Meeting and Proxy Statement and from the Prospectus, it saves the individual from searching for the answers to simple questions.



B.   Method of Distribution


     There are four primary methods of distribution of Question & Answer brochures, which are always accompanied by a Notice of Special Meeting and Proxy Statement and/or a Prospectus.


     1. Question & Answer brochures are sent out in standard information packets to those parties possessing subscription rights.


     2. Question & Answer brochures are available with Notice of Special Meeting and Proxy Statements and Prospectuses in the Savings Bank's offices.


     3. Question & Answer brochures are distributed in information packets at community meeting(s).


     4. Question & Answer brochures are sent out in a standard information packet to all interested investors who phone the Conversion Center requesting information.


C.   Example




     1. Prospectus Question & Answer Brochure (to be included as the organizational folder for marketing packages)

                             [SAVINGS BANK'S LOGO]



                           CHESTER SAVINGS BANK, FSB

                     IS CONVERTING TO A STOCK INSTITUTION!



                       THE PROPOSED HOLDING COMPANY IS...



                            [HOLDING COMPANY'S LOGO]


                             CHESTER BANCORP, INC.



                                   DETAILS ON


                                  HOW TO VOTE


                                      AND


                           HOW TO SUBSCRIBE FOR STOCK


                                 ARE INSIDE  *

                              QUESTIONS & ANSWERS
                         about the Stock Conversion of

                          CHESTER SAVINGS BANK, FSB

                       and the Common Stock Offering of

                           [HOLDING COMPANY'S LOGO]


                         The Proposed Holding Company
                         for Chester Savings Bank, FSB



     The Board of Directors of Chester Savings Bank, FSB ("Chester Savings" or the "Savings Bank") has unanimously voted to convert Chester Savings from mutual form to stock ownership ("Conversion"), subject to the approval of the Conversion by the Savings Bank's members. As part of the Conversion, Chester Savings has formed Chester Bancorp, Inc. ("Chester Bancorp") to act as its holding company. Upon consummation of the Conversion, Chester Savings will become a federally chartered stock savings bank and will be the wholly owned subsidiary of Chester Bancorp. Following the Conversion, Chester Savings intends to reorganize into commercial banks to be named Chester National Bank and Chester National Bank of Missouri. The common stock of Chester Bancorp is being offered on a priority basis in a Subscription Offering to certain of the Savings Bank's depositors and borrowers and to the tax-qualified employee stock benefit plans of Chester Savings. Following the Subscription Offering, members of the general public may be offered the opportunity to subscribe for stock in a Direct Community Offering. Subscriptions in the Direct Community Offering, if any, will be subject to the prior subscription rights of those listed above and to the delivery of a Prospectus, Certification Form, and Stock Order Form. Preference in the Direct Community Offering, if any, will be given to natural persons who are residents of Randolph, Perry, or Jackson Counties, Illinois or Perry County, Missouri. Stock that is not sold in the Subscription Offering and Direct Community Offering, is expected to be sold in an extension of the Direct Community Offering and/or an underwriten Public Offering.


     If you are a member with voting rights, you may have received more than one Proxy Card, representing your opportunity to vote on multiple accounts. IT IS IMPORTANT THAT YOU SIGN AND RETURN ALL PROXY CARDS TO CHESTER SAVINGS AS SOON AS POSSIBLE. Please use the postage-paid envelope provided to return your Proxy Card(s).


     Further details on the Conversion, including reasons for Conversion, are contained in Chester Savings' Notice of Special Meeting and Proxy Statement and Chester Bancorp's Prospectus. Please read the Proxy Statement and the Prospectus carefully.


- --------------------------------------------------------------------------------
   THE COMMON STOCK OF CHESTER BANCORP, INC. IS NOT A DEPOSIT OR ACCOUNT AND
                    IS NOT FEDERALLY INSURED OR GUARANTEED.
- --------------------------------------------------------------------------------



THE FOLLOWING INFORMATION WILL ANSWER FREQUENTLY ASKED QUESTIONS ABOUT THE CONVERSION.

1.   Q.WHAT IS A CONVERSION?

     A. A conversion is a change in the legal form of ownership of a savings institution from the mutual to the stock form. Chester Savings currently operates as a federally chartered mutual savings bank with no stockholders. Through the conversion process, Chester Savings will become a federally chartered stock savings bank which, in turn, will be owned by a publicly owned corporation, Chester Bancorp. This corporation, in turn, will be owned by its stockholders, who will be, at the time of Conversion, those depositors, borrowers, and other persons who purchase Chester Bancorp stock in the Subscription Offering and the Direct Community Offering or Public Offering, if any. After the Conversion, Chester Savings intends to reorganize into commercial banks to be named Chester National Bank and Chester National Bank of Missouri.

2.   Q. WHY IS CHESTER SAVINGS CONVERTING?

     A. The stock form of ownership is used by most business corporations and an increasing number of savings institutions. Chester Savings has reached an important point in its development with its decision to convert to the stock form of ownership. The sale of stock in the Conversion will:

        . Increase the capital of Chester Savings to improve its competitive position and support expansion of its financial services.
        . Afford members an opportunity to purchase stock in Chester Bancorp and share in Chester Savings' future.
        . Enhance Chester Savings' ability to open or acquire additional branch offices as well as acquire other financial institutions (although no openings or acquisitions are currently contemplated).
        .  Facilitate future access to the capital markets.

3. Q. WILL THE CONVERSION HAVE ANY EFFECT ON SAVINGS AND CHECKING ACCOUNTS, CERTIFICATE ACCOUNTS, OR LOANS WITH CHESTER SAVINGS?

     A. NO. The Conversion will not change the general terms, balances, and applicable FDIC insurance coverage of savings and checking accounts or certificates of deposit. The balances and obligations of borrowers under their loan agreements will not be affected. However, upon Conversion, deposit account holders and certain borrowers will no longer have voting rights in Chester Savings. Those voting rights will be vested in the sole stockholder of the Savings Bank, Chester Bancorp. Voting rights in Chester Bancorp will be exercised exclusively by stockholders of that corporation, consisting initially of those persons who purchase stock in the Subscription Offering and the Direct Community Offering or Public Offering, if any. Moreover, with the exception of certain rights in a liquidation account to be established in the Conversion, in the unlikely event the Savings Bank were ever to liquidate following the Conversion, depositors and certain borrowers will no longer be entitled to receive any of the net assets of the Savings Bank remaining after payment of all valid creditor claims (including payments to depositors to the extent of their account balances).

4.   Q. WILL THE CONVERSION CAUSE ANY CHANGES IN PERSONNEL OR MANAGEMENT?

     A. No. The Conversion will not cause any changes in personnel or management. The normal day-to-day operations of the Savings Bank will continue as before.

5.   Q. DID THE BOARD OF DIRECTORS OF CHESTER SAVINGS APPROVE THE CONVERSION?

     A. Yes. The Board of Directors unanimously approved the Plan of Conversion on March 12, 1996.

6.   Q. DOES MY VOTE FOR CONVERSION MEAN THAT I MUST BUY STOCK IN CHESTER
        BANCORP?

     A. No. Voting for Conversion does not obligate you to purchase stock. However, as a valued customer of Chester Savings you are entitled, if you so desire, to subscribe for a stock on a priority basis, without payment of a commission or fee, before it is offered to the general public.


                              THE HOLDING COMPANY
                              -------------------


7.   Q. WHAT IS A HOLDING COMPANY?

     A. A holding company is a corporation which owns one or more other corporations known as subsidiaries. Concurrently with the Conversion, Chester Savings will become a wholly owned subsidiary of Chester Bancorp, a Delaware corporation organized by Chester Savings.

8. Q. IF I DECIDE TO SUBSCRIBE FOR STOCK IN THIS OFFERING, WILL I BE SUBSCRIBING FOR STOCK IN CHESTER BANCORP OR CHESTER SAVINGS?

     A. You will own newly issued common stock in Chester Bancorp. As a savings and loan holding company, Chester Bancorp will own all of the outstanding stock of Chester Savings. Following the Conversion, Chester Savings intends to reorganize into commercial banks to be named Chester National Bank and Chester National Bank of Missouri.

9.   Q. WHY DID THE BOARD OF DIRECTORS FORM CHESTER BANCORP?

     A. The Directors of Chester Savings believe that the Conversion of Chester Savings and concurrent holding company formation will result in a financial services company with greater corporate flexibility and resources to serve the financial needs of Chester Savings' customers and stockholders.

10. Q. AS A CUSTOMER OF CHESTER SAVINGS, WHAT EFFECT WILL THE FORMATION OF CHESTER BANCORP HAVE ON THE WAY I CURRENTLY TRANSACT BUSINESS WITH THE SAVINGS BANK?

     A. None.  Please refer to Question Nos. 3 and 4.



                         THE SUBSCRIPTION OFFERING AND
                           DIRECT COMMUNITY OFFERING
                           -------------------------


11.  Q. WHO IS ENTITLED TO SUBSCRIBE FOR CHESTER BANCORP COMMON STOCK?

     A. In order of priority, the following parties may subscribe for Chester Bancorp common stock:


                             SUBSCRIPTION OFFERING

        Eligible Account Holders - Depositors of Chester Savings with a deposit balance of $50 or more as of January 15, 1995 have a first priority right to subscribe for stock.

        Tax-Qualified Employee Plans - Chester Savings' tax-qualified employee stock benefit plans (i.e., its Employee Stock Ownership Plan) have a second priority right to subscribe for stock following Eligible Account Holders.

        Supplemental Eligible Account Holders - Depositors of Chester Savings as of June 30, 1996 have a third priority right to subscribe for stock in the Subscription and Direct Community Offering following Eligible Account Holders and Tax-Qualified Employee Plans.

        Other Members - Members of Chester Savings as of August [day], 1996, the Voting Record Date (other than Eligible Account Holders and Supplemental Eligible Account Holders), and certain borrowers of Chester Savings as of both the Voting Record Date and [charter change date], have a
                                       ---
        fourth priority right to subscribe for stock.


                           DIRECT COMMUNITY OFFERING

        Members of the General Public - After the Subscription Offering, persons to whom a Prospectus, Certification Form, and Stock Order Form have been delivered, not qualifying in the priority categories listed above to subscribe for stock in the Subscription Offering, may do so in the Direct Community Offering, with a first preference to natural persons residing in Randolph, Perry, or Jackson Counties, Illinois or Perry County, Missouri.

                                   * * * * *

        Though Chester Bancorp and Chester Savings will make reasonable efforts to comply with the securities laws of all states in the United States in which eligible subscribers reside, Chester Bancorp and Chester Savings are not required to offer stock in the Subscription Offering to residents of foreign countries or states in the United States with respect to which (1) a small number of eligible subscribers reside, or
        (2) registration qualifications or costs make compliance with a state's securities laws impractical. Accordingly, persons residing in such states are not eligible to subscribe for stock of Chester Bancorp during the Subscription Offering. These persons, however, may purchase stock after it begins trading. Please refer to Question No. 28.

12.  Q. HOW DO I SUBSCRIBE FOR SHARES OF STOCK IN THE SUBSCRIPTION OFFERING?

     A. You may order stock by completing an original Stock Order Form (facsimile copies and photocopies will not be accepted), reading and signing the separate Certification Form, and returning them along with full payment or appropriate instructions authorizing a withdrawal from a deposit account at Chester Savings to the Conversion Center on or prior to the close of the Subscription Offering, which will occur at Noon, Central Time on September [day], 1996. ORDERS NOT CONTAINING A COMPLETED CERTIFICATION FORM WILL NOT BE ACCEPTED.

        You may pay for your stock by check or money order, or by cash if presented in person at Chester Savings' main or any branch office. Those funds will earn interest at Chester Savings' passbook rate from the day of receipt until the consummation or termination of the Conversion.

        You may authorize Chester Savings to withdraw funds from your Chester Savings certificate of deposit account or savings. The withdrawal of funds from INDIVIDUAL RETIREMENT ACCOUNTS REQUIRE A SPECIAL PROCEDURE DESCRIBED BELOW. These funds will continue to earn interest at the stated rate in effect for your account until the maturity or repricing date for the account. A hold will be placed on your account for the funds you specify to be used in payment for shares of stock. You will not have access to these funds from the day Chester Savings receives your order until the consummation or termination of the Conversion. Early withdrawal penalties will be waived for funds from certificates of deposit used to purchase shares in the Subscription.

        IF YOU WANT TO USE ALL OR A PORTION OF YOUR CHESTER SAVINGS INDIVIDUAL RETIREMENT ACCOUNT TO SUBSCRIBE FOR STOCK, please call the Conversion Center at (618) [#] for assistance. Individual Retirement Account holders may make stock purchases from their deposits through a pre-arranged custodian-to-custodian transfer. There will be no early withdrawal or IRS penalties incurred by these transactions. Transfer arrangements take time, so please contact the Conversion Center at your earliest convenience. THE DEADLINE FOR IRA SUBSCRIPTIONS ARRANGED THROUGH THE CONVERSION CENTER IS SEPTEMBER [DAY], 1996.

13.  Q. WHEN MUST I PLACE MY ORDER FOR SHARES OF STOCK?

     A. A properly completed, original Stock Order Form (facsimile copies and photocopies will not be accepted) and an executed separate Certification Form must be actually received by Chester Savings with full payment for all shares subscribed for no later than Noon, Central Time on September [day], 1996.

14.  Q. HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?

     A. Chester Bancorp is offering a minimum of 1,317,500 shares of common stock and up to a maximum of 1,782,500 shares of common stock at a price of $10.00 per share. Having such a range is required by federal regulations and allows for changing market conditions during the Subscription Offering. Under certain circumstances, the maximum number of shares may be increased up to 2,049,375 shares. During the Subscription Offering, eligible purchasers may subscribe for shares at the price of $10.00 per share.

15.  Q. WILL I RECEIVE A DISCOUNT ON THE PRICE OF THE STOCK?

     A. No. Federal regulations require that the offering price be the same for everyone: customers, Chester Savings' employees, officers, and directors, and the general public.

16. Q. WHAT IS THE MINIMUM AND MAXIMUM NUMBER OF SHARES THAT I CAN PURCHASE DURING THE OFFERING PERIOD?

     A. The maximum number of shares which may be subscribed for by each person by himself or herself (except for orders by the Tax-Qualified Employee Plans) is 40,000 shares, or $400,000. Also, no person (other than the Tax-Qualified Employee Plans) by himself or herself or with an associate, and no group of persons acting in concert, may subscribe for or purchase more than 9.99% of the shares issued in the Conversion. No Stock Order Form will be accepted for fewer than 25 shares.

17. Q. HOW WAS IT DETERMINED THAT UP TO 1,782,500 SHARES OF COMMON STOCK WOULD BE ISSUED AT $10.00 PER SHARE?

     A. The price range was determined on the basis of an appraisal of the PRO FORMA market value of Chester Bancorp and Chester Savings as converted by RP Financial, LC., a prominent financial consulting firm experienced in appraising converting savings institutions.

18.  Q. MUST I PAY A COMMISSION ON THE STOCK FOR WHICH I SUBSCRIBE?

     A. No. You will not be charged a brokerage commission to subscribe for stock in Chester Bancorp's initial stock offering.

19.  Q. WILL I RECEIVE INTEREST ON FUNDS I SUBMIT FOR STOCK PURCHASES?

     A. Yes. Chester Savings will pay interest Chester Savings' passbook rate from the date received (with a completed Stock Order Form) during the Subscription Offering and the Direct Community Offering, if any, until consummation of the Conversion.

20. Q. IF I HAVE MISPLACED MY STOCK ORDER FORM AND CERTIFICATION FORM OR NEED ASSISTANCE IN COMPLETING THE STOCK ORDER FORM, WHAT SHOULD I DO?

     A. Chester Savings will mail you another Stock Order Form and Certification Form, or you may obtain them from the Conversion Center. If you need assistance in obtaining or completing a Stock Order Form, please call the Conversion Center at (618) [#]. You may also visit the Conversion Center, located at 1112 State Street, Chester, Illinois.

21.  Q. MAY I TRANSFER OR SELL MY (OUR) SUBSCRIPTION RIGHTS TO ANOTHER PARTY?

     A. No. Pursuant to federal regulations, subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members may be used to purchase stock only by the person(s) to whom they are granted. THE TRANSFER OR ATTEMPTED TRANSFER OF SUBSCRIPTION RIGHTS IS PROHIBITED BY FEDERAL LAW. Further, subscription rights cannot be used to purchase stock pursuant to an agreement to transfer the stock to another person. CHESTER BANCORP AND CHESTER SAVINGS MAY PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS, AND ORDERS INVOLVING THE TRANSFER OR PURPORTED TRANSFER OF SUCH RIGHTS WILL NOT BE HONORED.

22.  Q. ONCE I PLACE AN ORDER, MAY I CHANGE MY MIND?

     A. No. Once Chester Bancorp receives your subscription, it may not be withdrawn or modified without Chester Savings' consent.

23.  Q. WILL THERE BE ANY DIVIDENDS PAID ON THE STOCK?

     A. The Board of Directors of Chester Bancorp anticipates paying quarterly cash dividends on the common stock, subsequent to the Conversion, at an annual rate equal to $0.20 per share ($0.05 per share quarterly) commencing in the first full quarter following the Conversion, subject to the following factors that the Board of Directors of the Holding Company will consider at the intended time of declaration and payment: current and projected earnings, financial condition, regulatory capital requirements, including applicable statutory and regulatory restrictions on the payment of dividends, and other relevant factors. Accordingly, no assurances can be given that any dividends will be declared or, if declared, what the amount of dividends will be or whether such dividends, once declared, will continue.

24. Q. HOW MUCH STOCK DO THE DIRECTORS AND OFFICERS OF CHESTER SAVINGS INTEND TO PURCHASE IN THE SUBSCRIPTION OFFERING?

     A. Directors and officers intend to purchase approximately $3.9 million (21.6% at the maximum of the offering range) of the stock to be offered in the Conversion. The purchase price paid by directors and officers will be the same as that paid by Chester Savings' depositors, borrowers, and the general public.

25. Q. I CLOSED MY ACCOUNT SEVERAL MONTHS AGO. SOMEONE TOLD ME THAT I AM STILL ELIGIBLE TO SUBSCRIBE FOR STOCK. IS THAT TRUE?

     A. If you were a depositor of Chester Savings with a balance of $50 or more on the Eligibility Record Date, January 15, 1996, or the Supplemental Eligibility Record Date, June 30, 1996, you are entitled to subscribe for stock even if you no longer hold your Chester Savings account.

26. Q. MAY I OBTAIN A LOAN FROM CHESTER SAVINGS TO PURCHASE SHARES USING CHESTER BANCORP'S STOCK AS COLLATERAL?

     A. NO. Federal regulations prohibit Chester Savings from making loans for this purpose, but other lenders may make a loan for this purpose.

27. Q. WILL THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") INSURE THE SHARES OF STOCK?

     A. NO. The shares are not and may not be insured by the FDIC or any other government agency. The FDIC will continue, however, to insure savings accounts, checking accounts, and certificates of deposit up to the applicable limits allowed by law.

28. Q. WILL THERE BE A MARKET FOR THE STOCK FOLLOWING THE CONVERSION SO THAT I MAY BUY MORE SHARES OR SELL MY SHARES?

     A. While neither Chester Bancorp nor Chester Savings has ever issued stock, Chester Bancorp anticipates that its common stock will be quoted on The Nasdaq National Market/SM/ under the symbol "CNBI" following consummation of the Conversion, but no assurance can be given that an established and liquid market for the common stock will develop or, if developed, will be maintained.



                             FOR YOUR CONVENIENCE

        In order to assist you during the stock offering period, a Conversion Center has been established to answer your questions. Please visit the Conversion Center at:


                               1112 State Street
                               Chester, Illinois

                                    or call

                                   (618) [#]



THE COMMON STOCK OF CHESTER BANCORP, INC. IS NOT A DEPOSIT OR ACCOUNT AND IS NOT
                        FEDERALLY INSURED OR GUARANTEED.


THIS BROCHURE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY
                   THE COMMON STOCK OF CHESTER BANCORP, INC.
                             THE OFFER IS MADE ONLY
                               BY THE PROSPECTUS.

                             IV. MARKETING PIECES



     COMBINATION QUESTION-AND-ANSWER BROCHURE/FOLDER


VC   INITIAL MAILING--ALL ELIGIBLE ACCOUNT HOLDERS

B    INITIAL MAILING--ELIGIBLE ACCOUNT HOLDERS-- "B" STATES
     RESPONSE MAILINGS-- "B" STATES

J    INITIAL MAILING--NON-BLUE SKY STATES

CC   RESPONSE MAILINGS--ALL STATES

F    CLOSED ACCOUNT MAILING

S    STOCK-RETURN BUSINESS REPLY ENVELOPE

X    PROXY-RETURN BUSINESS REPLY ENVELOPE

OA   ORDER ACKNOWLEDGMENT

U    INTEREST/REFUND CHECK--UNFILLED ORDERS

FP   INTEREST/REFUND CHECK--FULL/PARTIAL ORDERS

CE   CERTIFICATE ENCLOSURE

I    INVESTOR MEETING INVITATION

C    CERTIFICATION FORM

                       MARKETING MATERIALS DISTRIBUTION

====================================================================================================================================
                                                                          PROXY  PROXY               STOCK ORDER
- ------------------------------------------------------------------------------------------------------------------------------------
    TIMING         ELIGIBILITY       LOCATIONS       LETTER    Q&A/FOLDER  CARD   STMT.  PROSPECTUS     FORM      INVITATION  BRE
- ------------------------------------------------------------------------------------------------------------------------------------

     Initial        ERD and VRD       "A" states        VC        X        X      X         X           X, C          I       S,X
- ------------------------------------------------------------------------------------------------------------------------------------

     Initial         ERD only         "A" states        F         X                         X           X, C          I        S
- ------------------------------------------------------------------------------------------------------------------------------------

     Initial        ERD and VRD       "B" states      B, VC       X        X      X         X           X, C          I       S,X
- ------------------------------------------------------------------------------------------------------------------------------------

     Initial         ERD only         "B" states       B, F       X                         X           X, C          I        S
- ------------------------------------------------------------------------------------------------------------------------------------

     Initial        ERD and VRD      Non-blue sky       J                  X      X                                            X
- ------------------------------------------------------------------------------------------------------------------------------------

     Initial         ERD only        Non-blue sky       J
- ------------------------------------------------------------------------------------------------------------------------------------

     Response           Any           "A" states        CC        X                         X          X, C          I        S
- ------------------------------------------------------------------------------------------------------------------------------------

     Response           Any           "B" states      B, CC       X                         X          X, C          I        S
- ------------------------------------------------------------------------------------------------------------------------------------

     Order          Subscriber       "A" and "B"        OA
- ------------------------------------------------------------------------------------------------------------------------------------

     Pre-closing    Subscriber       "A" and "B"        U
- ------------------------------------------------------------------------------------------------------------------------------------

     Closing        Stockholder      "A" and "B"        FP
- ------------------------------------------------------------------------------------------------------------------------------------

     Closing        Stockholder      "A" and "B"        CE
====================================================================================================================================

Note: ERD includes SERD.

                                                               August [  ], 1996



Dear Valued Customer:

     We are pleased to announce that Chester Savings Bank, FSB ("Chester Savings") is converting from a federally chartered mutual savings bank to a federally chartered stock savings bank. As part of the conversion process, Chester Savings has formed a new holding company, Chester Bancorp, Inc. ("Chester Bancorp"). Following the conversion, Chester Savings will be the wholly owned subsidiary of Chester Bancorp and intends to reorganize into commercial banks to be named Chester National Bank and Chester National Bank of Missouri. Chester Bancorp common stock is being offered through a subscription offering of NON-TRANSFERABLE subscription rights to certain of Chester Savings' deposit account holders and borrowers and to Chester Savings' tax-qualified employee stock benefit plans. After the subscription offering, Chester Bancorp's common stock may also be offered through a direct community offering to certain members of the general public.

     AS AN ELIGIBLE CUSTOMER, YOU HAVE A PRIORITY RIGHT TO SUBSCRIBE FOR STOCK DIRECTLY FROM CHESTER BANCORP, WITHOUT PAYMENT OF A COMMISSION OR FEE, BEFORE IT IS OFFERED TO THE GENERAL PUBLIC. The enclosed materials relating to the offering include a Prospectus, a brochure describing the conversion and concurrent offering of Chester Bancorp common stock, a Stock Order Form, and a Certification Form. If you decide to exercise your subscription rights, you must return to Chester Bancorp a properly completed original Stock Order Form
                                               --------
(facsimile copies and photocopies will not be accepted) and an executed Certification Form together with full payment for the subscribed shares (or appropriate instructions authorizing withdrawal of full payment from your deposit account at Chester Savings) by Noon, Central Time on September [day], 1996. YOUR ORDER CANNOT BE PROCESSED UNLESS YOU RETURN AN EXECUTED CERTIFICATION FORM. A postage-paid stock-return envelope is enclosed for your convenience.

     If you have an IRA account with Chester Savings, you can subscribe for stock with those funds without an early withdrawal penalty and without a negative tax consequence to your retirement account. To do so, a self-directed retirement account must be established. Funds from your Chester Savings IRA account could then be directly transferred to the new account for this purpose. There would be a minimal fee for setup and maintenance of such an account. Please call our Conversion Center for more information about subscribing stock through a self-directed retirement account. SUBSCRIPTIONS INVOLVING CHESTER SAVINGS IRA ACCOUNTS MUST BE RECEIVED BY NOON, CENTRAL TIME, SEPTEMBER [DAY], 1996 TO ALLOW FOR ADDITIONAL PROCESSING TIME.

     If you were a depositor of Chester Savings on August [day], 1996 or a borrower as of both [date] , 1995 and August [day], 1996, you are eligible to
                                  ---
vote on the proposed conversion. If so, we are also enclosing a Notice of Special Meeting and Proxy Statement concerning the meeting to be held on September [day], 1996. YOUR VOTE IS IMPORTANT TO US. PLEASE SIGN THE PROXY CARD AND MAIL IT TO US PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY THAT YOU VOTE "FOR" THE CONVERSION. Execution of the proxy card merely ensures that your votes are represented at the meeting and in no way obligates you to purchase stock in the conversion.

     If you have any questions regarding the conversion and subscription offering, please call the special Conversion Center at (618) [#] from 8:00 A.M. to 5:00 P.M. Central Time, Monday through Friday, and ask for an EVEREN Securities representative.

Sincerely,

CHESTER SAVINGS BANK, FSB



Michael W. Welge           Howard A. Boxdorfer     Edward K. Collins
Chairman of the Board      President               Executive Vice President and
                                                   Chief Executive Officer


Enclosures
           THE COMMON STOCK OF CHESTER BANCORP, INC. IS NOT A DEPOSIT
             OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

 THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY
    THE COMMON STOCK OF CHESTER BANCORP, INC. THE OFFER IS MADE ONLY BY THE
                                 PROSPECTUS.
VC

                                                               August [  ], 1996


To:  Those Eligible to Subscribe in the
     Subscription and Direct Community Offering of
     Chester Bancorp, Inc. and
     Other Interested Investors

================================================================================

At the request of Chester Bancorp, Inc. ("Chester Bancorp"), we are enclosing materials relating to the conversion of Chester Savings Bank, FSB ("Chester Savings") from a federally chartered mutual savings bank to a federally chartered stock savings bank and the concurrent formation of Chester Bancorp to
act as its holding company.   After the conversion, Chester Savings intends to
reorganize into commercial banks to be named Chester National Bank and Chester National Bank of Missouri. These materials include a Prospectus, a brochure describing the conversion of Chester Savings and the offering of Chester Bancorp common stock, a Stock Order Form, and a Certification Form.

As part of the conversion process, Chester Bancorp is offering newly issued shares of its common stock through a subscription offering involving NON-TRANSFERABLE subscription rights to certain of Chester Savings deposit account holders and borrowers and to Chester Savings' tax-qualified employee stock benefit plans. After the subscription offering, Chester Bancorp's common stock may also be offered through a direct community offering to certain members of the general public.

Please read these materials carefully. If you decide to subscribe for shares, you must return to Chester Bancorp a properly completed original Stock Order
                                                        --------
Form (facsimile copies and photocopies will not be accepted) and executed Certification Form together with the full required payment for the subscribed shares (or appropriate instructions authorizing withdrawal of full payment from your deposit account at Chester Savings) by Noon, Central Time, on September [day], 1996. YOUR ORDER CANNOT BE PROCESSED UNLESS YOU RETURN AN EXECUTED CERTIFICATION FORM. A postage-paid stock-return envelope is enclosed for your convenience.

If appropriate, we are also enclosing a Notice of Special Meeting and Proxy Statement concerning the meeting to be held on September [day], 1996 so that you may vote on the proposed conversion. YOUR VOTE IS IMPORTANT. PLEASE SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY TO CHESTER SAVINGS IN THE ENCLOSED POSTAGE-PAID PROXY-RETURN ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY THAT YOU VOTE "FOR" THE CONVERSION. Execution of the proxy card merely ensures that your votes are represented at the meeting and in no way obligates you to purchase stock in the conversion.

Chester Bancorp has asked us to forward the enclosed documents to you in view of certain requirements of the securities laws of your state. We should not be understood as recommending or soliciting any action by you with respect to the stock offering or the Special Meeting.

If you have any questions, please call the special Conversion Center at (618) [#] from 8:00 A.M. to 5:00 P.M. Central Time, Monday through Friday, and ask for an EVEREN Securities representative.

                                        Very truly yours,

                                        EVEREN SECURITIES, INC.

Enclosures
          THE COMMON STOCK OF CHESTER BANCORP, INC.  IS NOT A DEPOSIT
            OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

 THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY
    THE COMMON STOCK OF CHESTER BANCORP, INC. THE OFFER IS MADE ONLY BY THE
                                  PROSPECTUS.
 B

                                                               August [  ], 1996


Dear Member:

We are pleased to announce that Chester Savings Bank, FSB ("Chester Savings") is converting from a federally chartered mutual savings bank to a federally chartered stock savings bank. As part of the conversion process, Chester Savings has formed Chester Bancorp, Inc. ("Chester Bancorp") to act as its holding company. Following the conversion, Chester Savings will be the wholly owned subsidiary of Chester Bancorp and intends to reorganize into commercial banks to be named Chester National Bank and Chester National Bank of Missouri. Chester Bancorp common stock is being offered through a subscription offering of NON-TRANSFERABLE subscription rights to certain of Chester Savings' eligible deposit account holders and borrowers and to Chester Savings' tax-qualified employee stock benefit plans. After the subscription offering, Chester Bancorp common stock may also be offered through a direct community offering to certain members of the general public.

If you were a depositor of Chester Savings on August [day], 1996 or a borrower as of both [date], 1996 and August [day], you are eligible to vote on the proposed conversion. If so, we are enclosing a Notice of Special Meeting and Proxy Statement concerning the meeting to be held on September [day], 1996. YOUR VOTE IS IMPORTANT TO US. PLEASE SIGN THE PROXY CARD AND MAIL IT TO US PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY THAT YOU VOTE "FOR" THE CONVERSION. Execution of the proxy card ensures that your votes are represented at the meeting.

Although you may be eligible to vote on the proposed conversion or otherwise eligible to subscribe for shares, Chester Bancorp is unfortunately unable to offer or sell its common stock to you because the small number of eligible subscribers in your state, the registration of the conversion stock or the registration or qualification of Chester Savings' employees, officers, directors, and persons acting on its behalf as broker-dealers in your state make it impractical, for reasons of cost or otherwise, to comply with the securities laws of your state. Accordingly, neither this letter nor the enclosed Notice of Special Meeting and Proxy Statement should be considered an offer to sell or a solicitation of an offer to buy the common stock of Chester Bancorp.

If you have any questions about your voting rights or the Conversion in general, please call the special Conversion Center at (618) [#], from 8:00 A.M. to 5:00 P.M. Central Time, Monday through Friday and ask for an EVEREN Securities representative.

Sincerely,

CHESTER SAVINGS BANK, FSB



Michael W. Welge          Howard A. Boxdorfer       Edward K. Collins
Chairman of the Board     President                 Executive Vice President and
                                                    Chief Executive Officer
Enclosures
           THE COMMON STOCK OF CHESTER BANCORP, INC. IS NOT A DEPOSIT
             OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

 THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY
    THE COMMON STOCK OF CHESTER BANCORP, INC. THE OFFER IS MADE ONLY BY THE
                                  PROSPECTUS.
J

                                                               August [  ], 1996

Dear Interested Investor:

     Thank you for your interest in becoming a charter stockholder in Chester Bancorp, Inc. ("Chester Bancorp"), the proposed holding company for Chester Savings Bank, FSB ("Chester Savings"), to become Chester National Bank and Chester National Bank of Missouri after the conversion. We appreciate this opportunity to provide you with additional information on the sale of Chester Bancorp common stock.

     The enclosed information packet includes the following:

     PROSPECTUS:  This document provides detailed information about Chester
          Bancorp's proposed stock offering and Chester Savings' operations. Please read it carefully.

     QUESTIONS AND ANSWERS: This brochure answers key questions about the conversion and the stock offering.

     STOCK ORDER FORM: Use this original form to order stock and return it with your payment and an executed Certification Form in the enclosed postage-paid stock-return envelope. Please fill out this form as completely as possible. Facsimile copies and photocopies will not be accepted. The deadline for ordering stock is Noon, Central Time, on September [day], 1996.

     CERTIFICATION FORM: Please read the Certification Form carefully, sign it, and return it along with your Stock Order Form and payment in the enclosed postage-paid stock-return envelope. YOUR ORDER CANNOT BE PROCESSED UNLESS YOU COMPLETE AND RETURN THIS CERTIFICATION FORM.

     If you have any questions regarding the conversion, the subscription offering, or the direct community offering, please call the special Conversion Center at (618) [#], from 8:00 A.M. to 5:00 P.M. Central Time, Monday through Friday, and ask for an EVEREN Securities representative.

     We are pleased to offer you this opportunity to become a stockholder in Chester Bancorp.

Sincerely,

CHESTER BANCORP, INC.



Michael W. Welge                   Edward K. Collins
Chairman of the Board and          Chief Executive Officer and
President                          Secretary

Enclosures


           THE COMMON STOCK OF CHESTER BANCORP, INC. IS NOT A DEPOSIT
             OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

 THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY
    THE COMMON STOCK OF CHESTER BANCORP, INC. THE OFFER IS MADE ONLY BY THE
                                  PROSPECTUS.
CC

                                                               August [  ], 1996


Dear Friend:

     We are pleased to announce that Chester Savings Bank, FSB ("Chester Savings") is converting from a federally chartered mutual savings bank to a federally chartered stock savings bank. As part of this process, Chester Savings has formed a new holding company, Chester Bancorp, Inc. ("Chester Bancorp"). Following the conversion, Chester Savings will be the wholly owned subsidiary of Chester Bancorp and intends to reorganize into commercial banks to be named Chester National Bank and Chester National Bank of Missouri.

     In connection with the conversion and holding company formation, Chester Bancorp is offering newly issued shares of its common stock to eligible parties in a subscription offering. Capital raised from the sale of the common stock will assist Chester Savings in achieving its future objectives and will increase Chester Savings' capital position to improve its competitive position; support its deposit, borrowing, lending, and investment activities; and facilitate its reorganization into commercial banks.

     AS A FORMER ACCOUNT HOLDER, YOU HAVE A PRIORITY RIGHT TO SUBSCRIBE FOR STOCK DIRECTLY FROM CHESTER BANCORP, WITHOUT PAYMENT OF A COMMISSION OR FEE, BEFORE IT IS OFFERED TO THE GENERAL PUBLIC. We appreciate this opportunity to provide you with information on the sale of Chester Bancorp common stock.

     The enclosed information package includes the following:

     .  PROSPECTUS: This document provides detailed information about Chester
            Bancorp's proposed stock offering and Chester Savings' operations. Please read it carefully.

     . QUESTIONS AND ANSWERS: This brochure answers key questions about the stock offering.

     . STOCK ORDER FORM: Use this original order form to order stock and return it with your payment and an executed Certification Form in the enclosed postage-paid stock-return envelope. Please complete the form as fully as possible. Photocopies and facsimiles will not be accepted. The deadline for ordering stock is Noon Central time on September [day], 1996.

     . CERTIFICATION FORM: Please read the Certification Form carefully, sign it, and return it along with your Stock Order Form and payment in the enclosed postage-paid stock-return envelope. YOUR ORDER CANNOT BE PROCESSED UNLESS YOU COMPLETE AND RETURN THE CERTIFICATION FORM.

     If you have any questions regarding the conversion and subscription offering, please call our special Conversion Center at (618) [#] from 8:00 A.M. to 5:00 P.M. Central Time, Monday through Friday, and ask for an EVEREN Securities representative.

Sincerely,

CHESTER SAVINGS BANK, FSB



Michael W. Welge          Howard A. Boxdorfer      Edward K. Collins
Chairman of the Board     President                Executive Vice President and
                                                   Chief Executive Officer

Enclosures

           THE COMMON STOCK OF CHESTER BANCORP, INC. IS NOT A DEPOSIT
             OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

 THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY
    THE COMMON STOCK OF CHESTER BANCORP, INC. THE OFFER IS MADE ONLY BY THE
                                  PROSPECTUS.
F

================================================================================

                         HAVE YOU ENCLOSED THE SEPARATE
                              CERTIFICATION FORM?

            CHESTER SAVINGS BANK CANNOT ACCEPT OR PROCESS YOUR ORDER
              UNLESS THE CERTIFICATION FORM IS PROPERLY SIGNED AND INCLUDED ALONG WITH YOUR COMPLETED STOCK ORDER FORM.


________________________________________________________________________________
                                                                      NO POSTAGE
STOCK RETURN                                                          NECESSARY
                                                                       IF MAILED
                                                                          IN THE
                                                                   UNITED STATES



                       BUSINESS REPLY MAIL
                       FIRST CLASS MAIL PERMIT NO. [ ] CHESTER, IL POSTAGE WILL BE PAID BY ADDRESSEE


                       CHESTER SAVINGS BANK FSB
                       CONVERSION CENTER
                       1112 STATE STREET
                       CHESTER IL  62233


S

================================================================================

================================================================================

                                                                      NO POSTAGE
PROXY RETURN                                                           NECESSARY
                                                                       IF MAILED
                                                                          IN THE
                                                                   UNITED STATES



                       BUSINESS REPLY MAIL
                       FIRST CLASS MAIL PERMIT NO. [ ] CHESTER, IL POSTAGE WILL BE PAID BY ADDRESSEE


                       CHESTER SAVINGS BANK FSB
                       CONVERSION CENTER
                       1112 STATE STREET
                       CHESTER IL 62233



 X
================================================================================

[CHESTER SAVINGS LETTERHEAD]                                ORDER ACKNOWLEDGMENT

[          ], 1996


[subscriber name]
[joint name] [tenancy]
[joint name] [tenancy]
[joint name] [tenancy]
[city], [state] [zip code]

Dear [salutation]:

     This letter acknowledges your subscription for the shares of Chester Bancorp, Inc. stock being offered in connection with the conversion of Chester Savings Bank, FSB from mutual form to stock ownership. Our records indicate the following:


             Date received:            [order date]

             # of shares:              [subscription]

             at [$10.00] per share

             Total amount subscribed:  [dollars]

     YOUR ORDER HAS BEEN ASSIGNED TO CATEGORY [CATEGORY] IN ACCORDANCE WITH PRIORITIES ESTABLISHED IN THE PROSPECTUS, BEGINNING ON PAGE [___]. Please
contact the Conversion Center at (618) [    ] if you believe this category
assignment or any of the information listed above is incorrect.

     THIS ACKNOWLEDGMENT DOES NOT CONSTITUTE CONFIRMATION THAT YOUR ORDER WILL BE FILLED IN WHOLE OR IN PART. Your order will be filled in accordance with the terms (including allocation procedures) set forth in Chester Savings Bank, FSB's Plan of Conversion, which is summarized in Chester Bancorp, Inc.'s Prospectus.

     If you have any further questions prior to the completion of the offering, please feel free to call our Conversion Center at (618) [ ]. Thank you for your order.

Sincerely,


CHESTER SAVINGS BANK, FSB



Michael W. Welge            Howard A. Boxdorfer     Edward K. Collins
Chairman of the Board       President               Executive Vice President and
                                                    Chief Executive Officer


           THE COMMON STOCK OF CHESTER BANCORP, INC. IS NOT A DEPOSIT
             OR ACCOUNT AND IS NOT FEDERALLY ISSUED OR GUARANTEED.

OA

[CHESTER SAVINGS LETTERHEAD]INTEREST/REFUND CHECK
UNFILLED ORDERS
IF APPROPRIATE



Date:    /  /96




                                                                 Tax I.D. Number
                                                                    [   -  -   ]


Dear Subscriber:

Thank you for your interest in Chester Bancorp, Inc.'s initial stock offering. Unfortunately, no shares were available for issuance to subscribers in your priority category. Consequently, we are returning your subscription funds, along with interest at the rate of [ . 0] percent from the date of deposit
through [      ] [  ], 1996 as set forth in the Prospectus. Enclosed is a check for both amounts.

While shares were not available for you in the Subscription [and Direct Community] Offering, the stock is expected to trade on The Nasdaq National
Market/SM/ under the ticker symbol "CNBI" beginning on or about [           ],
1996.  We look forward to your interest in the stock in the secondary market.

Sincerely,


CHESTER BANCORP, INC.


Michael W. Welge                   Edward K. Collins
Chairman of the Board and          Chief Executive Officer and
President                          Secretary

Enclosure


           THE COMMON STOCK OF CHESTER BANCORP, INC. IS NOT A DEPOSIT
             OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

U

[CHESTER SAVINGS LETTERHEAD]                               INTEREST/REFUND CHECK
                                                             FULL/PARTIAL ORDERS



Date:  [  ]/[  ]/96



                                                                 Tax I.D. Number
                                                                      [  -  -  ]


Dear Subscriber:

     The funds you deposited with Chester Savings Bank, FSB for the purchase of Chester Bancorp, Inc. common stock have been earning interest at the rate of [ . 0] percent from the date of deposit through [ ] [ ], 1996 as set forth in the Prospectus. Enclosed is a check for the interest earned during that period. [If appropriate: In the event that your order was reduced in size due to oversubscription for shares in a category with a greater priority than yours, or otherwise, the check also includes a refund of any remaining balance in your subscription account.]

     When trading in Chester Bancorp, Inc. common stock commences, you may find it listed in The Nasdaq National Market/SM/ under the ticker symbol "CNBI".
Trading is expected to commence on or about [      ], 1996.

     We appreciate the confidence you have shown in Chester Savings Bank, FSB and look forward to having you as a long-term stockholder in our holding company, Chester Bancorp, Inc.

Sincerely,

CHESTER BANCORP, INC.



Michael W. Welge                   Edward K. Collins
Chairman of the Board and          Chief Executive Officer and
President                          Secretary

Enclosure

           THE COMMON STOCK OF CHESTER BANCORP, INC. IS NOT A DEPOSIT
             OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

FP

[CHESTER SAVINGS LETTERHEAD]                               CERTIFICATE ENCLOSURE


Date:  [  ]/[  ]/96



                                                                 Tax I.D. Number
                                                                     [   -  -  ]


Dear Charter Stockholder:

     We are proud to enclose with this letter a certificate representing your ownership of common stock issued by Chester Bancorp, Inc. ("Chester Bancorp") in connection with the recent conversion of Chester Savings Bank, FSB ("Chester Savings") to the stock form of ownership. We welcome you as a charter stockholder of Chester Bancorp and look forward to a lasting relationship.


     Please take a moment to review your certificate to make certain the name(s), address, and number of shares are correct. [If appropriate: Due to an oversubscription among Category [ ] subscribers, your order may have been reduced in size. As set forth in the Prospectus, the allocation of shares among Category [ ] subscribers was based upon a subscriber's deposit size as of [ ][ ], 1996 in relation to the total deposits of Category [ ] subscribers at that
date.] If you have any questions, please feel free to contact us at (618) [   ].


     As set forth in the Prospectus, the funds you deposited with Chester Savings for the purchase of Chester Bancorp common stock earned interest at the rate of [ ]% per annum from the date of your deposit through [ ] [ ], 1996. Your interest check as well as any remaining funds in your subscription account [If appropriate: (due to an allocation of an oversubscription in your priority category, or otherwise) will be mailed under separate cover].

     We sincerely appreciate your support and confidence in Chester Bancorp and its subsidiary, Chester Savings. We are looking forward to a lasting relationship with you as both stockholder and customer.

Sincerely,

CHESTER BANCORP, INC.


Michael W. Welge                   Edward K. Collins
Chairman of the Board and          Chief Executive Officer and
President                          Secretary

Enclosure
           THE COMMON STOCK OF CHESTER BANCORP, INC. IS NOT A DEPOSIT
             OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

CE

[CARD STOCK]                                         INVESTOR MEETING INVITATION



             ===================================================

                     The Officers, Directors and Employees

                                       of

                           CHESTER SAVINGS BANK, FSB


                              cordially invite you

                         to attend a brief presentation

                        regarding the stock offering of

                             Chester Bancorp, Inc.


                               Please join us at

                                [    PLACE    ]

                               [    ADDRESS     ]

                                       on

                                    [ DATE ]

                            at [                  ]

                       for [                           ]


                                    R.S.V.P.
                                   (618) [#]



                 THE COMMON STOCK OF CHESTER BANCORP, INC. IS
                 NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY
                            INSURED OR GUARANTEED.


                 THIS LETTER IS NEITHER AN OFFER TO SELL NOR A
                  SOLICITATION OF AN OFFER TO BUY THE COMMON
                  STOCK OF CHESTER BANCORP, INC. THE OFFER IS
                         MADE ONLY BY THE PROSPECTUS.

             ===================================================

I


- --------------------------------------------------------------------------------

                                   PROXYGRAM


     We recently sent you a special mailing which allows you, a member of Chester Savings Bank, FSB, to vote on the conversion of Chester Savings from a federally chartered mutual to a federally chartered stock savings bank. We encourage you to review the proxy material you received previously and to VOTE YES for conversion. YOUR VOTE COUNTS!

     You may have received more than one Proxy Card, representing your opportunity to vote on multiple accounts. It is important that you sign and return ALL Proxy Cards to Chester Savings as soon as possible. Please use the postage-paid envelope provided with the proxy card and materials you have received.

     If you have any questions or need replacement proxy cards, please call the Conversion Center at (618) [#]. Collect calls will be accepted.


The Board of Directors and Management of
Chester Savings Bank, FSB



- --------------------------------------------------------------------------------

                              CERTIFICATION  FORM
                              -------------------


I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT, IS NOT FEDERALLY INSURED OR GUARANTEED AND IS NOT GUARANTEED BY CHESTER SAVINGS BANK, FSB, BY CHESTER BANCORP, INC., OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Regional Director of the Office of Thrift Supervision, Ronald N. Karr at (312) 917-5000.

I further certify that, before purchasing the common stock par value $.01 per share of Chester Bancorp, Inc. ("Chester Bancorp"), the proposed holding company for Chester Savings Bank, FSB (the "Savings Bank"), I have received a Prospectus dated August [ ], 1996.

The Prospectus that I have received contains disclosure concerning the nature of the common stock of Chester Bancorp being offered and describes the risks involved in the investment, including, but not limited to: (i) certain loan underwriting considerations and the risks of the Savings Bank's revised lending strategy after the conversion; (ii) the Savings Bank's dependence on the local economy and the competition in its market area; (iii) the additional taxes associated with the recapture of the Savings Bank's bad debt reserve; (iv) the risk of potential reduction of the large repurchase agreements with and deposit balances of a single customer; (v) the potential adverse impact of changes in interest rates; (vi) the level of and prospects for Chester Savings' return on equity after conversion; (vii) the recapitalization of the Savings Association Insurance Fund ("SAIF") and its impact of SAIF premiums; (viii) (1) the existence of anti-takeover provisions in Chester Bancorp's Certificate of Incorporation and Delaware law, (2) the voting control of Chester Bancorp's common stock by Chester Savings' board, management, and employee plans, (3) the existence of anti-takeover provisions in, and the anti-takeover effect of certain other provisions of, the charter and benefit plans of the Savings Bank, and in the federal law governing the acquisition of control of savings associations, and (4) the potential anti-takeover effect of the Savings Bank's employment and severance agreements; (ix) the absence of a prior market for the securities offered; (x) the possible dilutive effect of the Management Retention Plan ("MRP"), Stock Option Plan, and Employee Stock Ownership Plan ("ESOP"); (xi) the possible increase in the number of shares issued in the conversion; and (xii) the risk of a delayed offering.

For a more detailed description of the risks involved in the offering, see "Risk Factors" at pages 1 through 7 of the Prospectus.

                                              Signature: ______________________
Note:  If the stock isto be held in joint
- -----
name, all parties must sign.                  Signature: ______________________

                                                   Date: ______________________

                             CHESTER BANCORP, INC.
                             ---------------------

              SUBSCRIPTION OFFERING AND DIRECT COMMUNITY OFFERING

                    STOCK ORDER FORM INSTRUCTIONS AND GUIDE
                    ---------------------------------------

COMPLETING THE STOCK ORDER FORM
Information on this Stock Order Form will be mechanically scanned. As a result, it is important that the Stock Order Form be completed neatly and legibly. Please print in capital letters, using black or blue ink, within the confines of each box. Write one letter per box, from left to right, leaving one box blank for a space. Write dollar amounts in the appropriate boxes utilizing the commas and decimal places provided. Please see the example below.

First Name                              M.I.                        Last Name

__________                             ______                       _________

You may mail your completed Stock Order Form, executed Certification Form, and full payment in the postage-paid envelope that has been provided, or you may deliver them to the main or any branch office of Chester Savings Bank, FSB ("Chester Savings"). Your properly completed original Stock Order Form (facsimile copies and photocopies will not be accepted) and executed Certification Form, and payment in full (or withdrawal authorization), at $10.00 per share, must be actually received by Chester Savings no later than Noon, Central Time, on September [day], 1996 or your order will become void. If you need further assistance, please call the Conversion Center at (618) [#] and ask for an EVEREN Securities, Inc. representative. An EVEREN Securities representative will be pleased to help you with the completion of your Stock Order Form and Certification Form or answer any questions you may have.

ITEM 1 INSTRUCTIONS
- -------------------
Please check the box for the desired form of stock ownership. The stock transfer industry has developed a uniform system of stockholder registrations that will be used in the issuance of your Chester Bancorp, Inc. common stock certificate. Stock ownership must be registered in one of the ways described under these guidelines. If you have any questions or concerns regarding the registration of your stock, please consult your legal advisor. Listed below are some general guidelines for stockholder registration.

INDIVIDUAL
Include the first name, middle initial, and the last name of the subscriber. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

JOINT TENANTS
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership passes automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

UNIFORM TRANSFER TO MINORS OR UNIFORM GIFT TO MINORS
Stock may be held in the name of a custodian for a minor under the Uniform Gift to Minors Act ("UGTMA") or Uniform Transfer to Minors Act ("UTMA") of each state. There may be only one custodian and one minor designated on a stock certificate. The minor is the actual owner of the stock with the adult custodian responsible for the investment until the minor reaches legal age. The standard abbreviation for Custodian is "CUST". Standard

U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Illinois Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA, IL (use minor's social security number).

FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

1. The name(s) of the fiduciary. If an individual, list the first name, middle initial, and last name. If a corporation, list the corporation's title before the individual.

2. The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

3. A description of the document governing the relationship, such as a trust agreement or court order.

4. The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

5. The name of the maker, donor, or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee UAD 10-1-87 for Susan Doe. The standard abbreviation for "Under Agreement Dated" is "UAD".

ITEM 2 INSTRUCTIONS
- -------------------

Please complete Item 2 as fully and accurately as possible. Please print in capital letters and use black or blue ink. Leave one blank box for a space. Please be certain to supply your social security or tax identification number as well as your daytime and evening telephone number(s). It may be necessary to call you if your order cannot be executed as given.

ITEM 3 INSTRUCTIONS
- -------------------
Please check this box if you are a member of the National Associaition of Securities Dealers, Inc. ("NASD") or if this item otherwise applies to you.

ITEM 4 INSTRUCTIONS
- -------------------
Please check this box if you or any associate, as defined on the reverse side of the Stock Order Form, or person acting in concert with you, also defined on the reverse side of the Stock Order Form, has submitted another order for shares and complete the continuation of Item 4 on the reverse side of the Stock Order Form.

ITEM 5 INSTRUCTIONS
- -------------------
Fill in the number of shares for which you wish to subscribe and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. Chester Bancorp, Inc. has reserved the right to reject the subscription of any order received in the Direct Community Offering, in whole or in part. The minimum number of shares that may be subscribed for is 25. No Stock Order Form will be accepted for fewer than 25 shares. The maximum number of shares which may be subscribed for by each person by himself or herself (except for orders by Chester Savings' tax-qualified employee stock benefit plans) is 40,000 shares, or $400,000. Also, no person (except for Chester Savings' tax-qualified employee stock benefit plans) by himself or herself or with an associate, and no group of persons acting in concert, may subscribe for or purchase more than 9.99% of the shares issued in the conversion. Please refer to Chester Bancorp, Inc.'s Prospectus under the caption "The Conversion" for complete instructions on purchase limitations applicable to all persons, their associates, and groups acting in concert with them.

ITEM 6 INSTRUCTIONS
- -------------------
Please check this box if your method of payment is by cash, check, bank draft, or money order and fill in the boxes to the right of Item 6 with the total amount of cash, checks, bank drafts, and money orders submitted. Payment for shares may be made in cash only if delivered by you in person at Chester Savings' main or any branch office. Checks, bank drafts, or money orders should made payable to Chester Bancorp, Inc. Your funds will earn interest at the Savings Bank's passbook rate until the conversion is consummated or terminated. DO NOT MAIL CASH TO SUBSCRIBE FOR STOCK!

ITEM 7 INSTRUCTIONS
- -------------------
Please check this box if you intend to pay for your stock by a withdrawal from a Chester Savings deposit account. Supply the account number(s) and the total amount of your withdrawal authorization for each account in the boxes provided. The amount submitted under Item 6 (if applicable) when added to the amount withdrawn under Item 7 should equal the total amount of your stock purchase under Item 5. There will be no penalty assessed for early withdrawals from certificates of deposit used for stock purchases. SPECIAL ARRANGEMENTS MUST BE MADE IF USING AN INDIVIDUAL RETIREMENT ACCOUNT ("IRA") FOR STOCK PURCHASES. PLEASE CONTACT THE CONVERSION CENTER AT (618) [#] FOR INFORMATION REGARDING SUBSCRIPTIONS USING AN IRA.

ITEM 8 INSTRUCTIONS
- -------------------
a. Please check this box to indicate whether you are a director or an officer of Chester Savings or a member of such person's immediate family. A person's immediate family consists of his or her spouse, parents, siblings, children or grandchildren; the parents and siblings of his or her spouse; and the spouses of his or her siblings or children.

b. Please check this box to indicate whether you are an employee of Chester Savings or a member of such person's immediate family.

c. Please check this box if you were:

   . A depositor of Chester Savings with a deposit balance of $50 or more on January 15, 1995 (Eligible Account Holder);

   . A depositor of Chester Savings with a deposit balance of $50 or more on June 30, 1996 ("Supplemental Eligible Account Holder"); and/or

   . A depositor of Chester Savings on [date], 1996 and/or a borrower of Chester Savings on BOTH [date] and August [day], 1996 ("Other Member").
                         ----

You must list all names on the account(s) and all account number(s) of accounts you had at these dates in order to insure proper identification of your subscription rights. Please list this account information on the reverse side of the Stock Order Form in the boxes provided.

ITEM 10 INSTRUCTIONS
- --------------------
Please sign and date the Stock Order Form where indicated. Review both documents carefully before you sign, including the acknowledgement on the Stock Order Form. Normally, only one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. ALL PERSONS LISTED IN ITEM 2 MUST SIGN THE CERTIFICATION FORM.

If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the special Conversion Center telephone number (618) [#] and ask for a representative of EVEREN Securities.

The Conversion Center is open between the hours of 8:00 A.M. and 5:00 P.M., Central Time, Monday through Friday.

                                         Expiration Date:  September [day], 1996
                                                              Noon, Central Time

                                                               Conversion Center
                                                               1112 State Street
                                                              Chester, IL  62233
                                                                       (618) [#]


SUBSCRIPTION AND DIRECT COMMUNITY OFFERING STOCK ORDER FORM
Please read the Stock Order Form Instructions and Guide as you complete this form.


                               STOCK REGISTRATION
 Write one letter/number per box, beginning from the left.  Leave one blank box for a space.

(1) Form of Stock Ownership: __Individual __Joint tenants __Tenants in common __Fiduciary

    __UTMA  __IRA   __Corporation  __Partnership  __Other____________



(2) Name(s) in which your stock is to be registered (PLEASE PRINT CLEARLY IN CAPITAL LETTERS. USE BLACK OR BLUE INK.)

    First Name_____________________       M.I.____  Last Name___________________

    Joint  Name_________________________________________________________________

    Joint  Name_________________________________________________________________

    Address_____________________________________________________________________

    City______________________          State______  Zip Code_________

    County of Residence (First 8 Letters)____________________

    Social Security or Tax ID No.______________

    Daytime Phone________________      Evening Phone________________


(3) NASD AFFILIATION
    ___Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer, or hypothecate the stock for a period of three months following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

(4) ASSOCIATES AND PERSONS ACTING IN CONCERT
    Check here, and complete the reverse side of this Stock Order Form, if you or any associates ("associate" is defined on the reverse side of this Stock Order Form) or persons acting in concert with you ("acting in concert" is defined on the reverse side of this Stock Order Form), have submitted other orders for shares in the Subscription and Direct Community Offering.

                                AMOUNT OF ORDER
          FILL BLANKS BEGINNING FROM THE LEFT (EXCEPT DOLLAR AMOUNTS)

                            Subscription             Total
(5) Number of                  Price                Payment
      Shares   _______ x      $10.00  =               Due  $______________
    (mininum number 25)

                               METHOD OF PAYMENT
          FILL BLANKS BEGINNING FROM THE LEFT (EXCEPT DOLLAR AMOUNTS)

(6) __Check, bank draft, or money                             Cash/Check Amount
    order made payable to Chester                             $______________
    Bancorp, Inc. (Cash can be used
    only if presented in person at
    Chester Savings' main or any
    branch office).

(7) __The undersigned authorizes       Account Number(s)      Amount
    withdrawal from this (these)       _____________          $______________
    account(s) at Chester Savings.     _____________          $______________
    If using an IRA account to         _____________          $______________
    subscribe for stock, please call
    the Conversion Center immediately
    at (618) [#].  SPECIAL ADVANCE ARRANGEMENTS
    MUST BE MADE FOR IRA ACCOUNTS BY
    SEPTEMBER [DAY], 1996.

    TOTAL (must match Total Payment Due in Item #5 above)     $______________


PURCHASER INFORMATION

(8)a__Check here if you are a director or an officer of Chester Savings or a member of such person's immediate family.

(8)b__Check here if you are an employee of Chester Savings or a member of such person's immediate family.

(8)c__Check here if you are an Eligible Account Holder, Supplemental Eligible Account Holder, or Other Member (including certain borrowers) of Chester Savings and enter information regarding these accounts on the reverse side of the Stock Order Form.

ACKNOWLEDGEMENT
(9) To be effective, this fully completed original Stock Order Form and executed Certification Form must be actually received by Chester Savings no later than Noon Central Time on September [day], 1996, unless extended; otherwise, this Stock Order Form and all subscription rights will be void. Completed original Stock Order Forms (facsimile copies and photocopies will not be accepted) and executed Certification Forms, together with the required payment or withdrawal authorization, may be delivered to the office of Chester Savings or may be mailed to the Post Office Box indicated on the business reply envelope provided. ALL RIGHTS EXERCISABLE HEREUNDER ARE NON-TRANSFERABLE AND SHARES PURCHASED UPON EXERCISE OF SUCH RIGHTS MUST BE PURCHASED FOR THE ACCOUNT OF THE PERSON EXERCISING SUCH RIGHTS. THE UNDERSIGNED CERTIFIES THAT THERE IS NO AGREEMENT OR UNDERSTANDING REGARDING THE TRANSFER OR SALE OF MY (OUR) SUBSCRIPTION RIGHTS OR ANY FURTHER SALE OF THESE SHARES.

    It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of Chester Savings described in the Chester Bancorp, Inc. Prospectus, receipt of which is hereby acknowledged at least 48 hours prior to the return of this Stock Order Form to Chester Savings. If the Plan of Conversion is not approved by the voting members of Chester Savings at a Special Meeting to be held on September [day], 1996 or an adjournment thereof, or if the minimum number of shares is not sold, all orders will be canceled and funds received as payment, with accrued interest at the Savings Bank's passbook rate, will be promptly returned.


SIGNATURE
(10)The undersigned agrees that after receipt by Chester Savings, this Stock Order Form may not be modified, withdrawn, or canceled without Chester
    Savings' consent unless the conversion is not consummated by [ ] [   ],
    1996, and if authorization to withdraw from a deposit account at Chester Savings has been given as payment for shares, the amount authorized for withdrawal will not be available for withdrawal by the undersigned.


    THE UNDERSIGNED ACKNOWLEDGES THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED. THE UNDERSIGNED ALSO ACKNOWLEDGES RECEIPT OF A PROSPECTUS DATED AUGUST [ ], 1996.

    Under penalty of perjury, I (we) certify that the Social Security or Tax ID Number and the information provided under items 2, 3, and 4 of this Stock Order Form are true, correct, and complete and that I am (we are) not subject to back-up withholding.


    Signature________________  Date________ Signature______________  Date_______


    YOUR ORDER CANNOT BE PROCESSED WITHOUT AN EXECUTED CERTIFICATION FORM.

List below all other orders submitted by you or "associates" (as defined below) or by persons "acting in concert" (as defined below) with you.

Name(s) listed on the other Stock Order Form(s) Number of Shares Ordered

1._______________________________________________________

2._______________________________________________________

3._______________________________________________________

4._______________________________________________________


The term "associate" is used above to indicate any of the following relationships with a person: (i) any corporation or organization (other than Chester Bancorp or Chester Savings or a majority-owned subsidiary of Chester Bancorp or Chester Savings) of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity security; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person or any relative of such spouse who has the same home as such person or who is director or officer of Chester Bancorp or Chester Savings or any subsidiary of Chester Bancorp or Chester Savings.

The term "acting in concert" is defined to mean (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; (ii) a combination of pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or (iii) a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any employee stock benefit plan of will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. No director of Chester Bancorp, Inc. or Chester Savings shall be deemed to be acting in concert with any other director of Chester Bancorp, Inc. or Chester Savings solely by reason of their services in such capacities.


Item (8)c - continued

Account Title                            Account Number

1.__________________________________     ____________________

2.__________________________________     ____________________

3.__________________________________     ____________________

4.__________________________________     ____________________